UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIAMOND HILL INVESTMENT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Diamond Hill Investment Group, Inc.

375 North Front Street, Suite 300

Columbus, Ohio 43215

April 7, 2006

Dear Shareholders:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”), to be held at the offices of Stonehenge Partners, Inc. located at 191 West Nationwide Boulevard, Suite 600, Columbus, Ohio 43215, on Thursday, May 11, 2006, at 3:00 p.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company and directors and officers of the Company will be present to respond to any appropriate questions you may have. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

Sincerely,

/s/ R. H. Dillon

R. H. Dillon

President & CEO

Diamond Hill Investment Group, Inc.

375 North Front Street, Suite 300

Columbus, Ohio 43215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2006

Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Diamond Hill Investment Group, Inc. (the “Company”), will be held at the office of Stonehenge Partners, Inc. located at 191 West Nationwide Boulevard, Suite 600, Columbus, Ohio 43215, on Thursday, May 11, 2006, at 3:00 p.m. to consider and act upon the following matters:

1.	To elect six directors to serve on the Company’s Board of Directors;

2.	To approve and adopt the Diamond Hill Investment Group, Inc. 2006 Performance-Based Compensation Plan; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Action may be taken on any one of the foregoing proposals at the Annual Meeting or on any date or dates to which the Annual Meeting may be adjourned. Pursuant to the Company’s Code of Regulations, the Board of Directors has fixed the close of business on March 20, 2006, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof. You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. Alternatively, if you are a registered shareholder you may vote by phone by using the control number identified on your proxy or electronically over the Internet in accordance with the instructions on your proxy. Voting your common shares by returning the enclosed proxy card, or electronically through the Internet or by telephone, does not affect your right to vote in person at the Annual Meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if your shares are registered in your name.

By order of the Board of Directors

/s/ James F. Laird

James F. Laird

Secretary

Columbus, Ohio

April 7, 2006

THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO OBTAIN A QUORUM. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, REFER TO THE INSTRUCTIONS ON THE PROXY CARD TO TRANSMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE.

Diamond Hill Investment Group, Inc.

375 North Front Street, Suite 300

Columbus, Ohio 43215

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

DIAMOND HILL INVESTMENT GROUP, INC.

TO BE HELD ON MAY 11, 2006

This Proxy Statement is furnished to the shareholders of Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2006 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 11, 2006, and any adjournment thereof. A copy of the Notice of Annual Meeting accompanies this Proxy Statement. This Proxy Statement is first being mailed to shareholders on or about April 7, 2006. Only shareholders of record at the close of business on March 20, 2006, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.

The purposes of this Annual Meeting are:

(1)	To elect six directors to serve on the Board of Directors for one-year terms;

(2)	To approve and adopt the Diamond Hill Investment Group, Inc. 2006 Performance-Based Compensation Plan (the “2006 Plan”); and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The Company is not currently aware of any other matters that will come before the Annual Meeting.

Those common shares represented by properly signed proxy cards or properly authenticated voting instructions recorded electronically via the Internet or by telephone that are received prior to the Annual Meeting and not revoked will be voted by the proxies at the Annual Meeting as directed by the shareholders. The common shares represented by all valid proxy cards or proxies submitted telephonically or via the Internet received prior to the Annual Meeting which do not specify how the common shares should be voted on the matters presented at the Annual Meeting will be voted (1) FOR the election of R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford as directors of the Company and (2) FOR approval and adoption of the 2006 Plan. The proxies will use their best judgment regarding other matters that properly come before the Annual Meeting.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	When and where will the Annual Meeting take place?

A:	The Annual Meeting will be held at the office of Stonehenge Partners, Inc. located at 191 West Nationwide Boulevard, Suite 600, Columbus, Ohio 43215, on Thursday, May 11, 2006, at 3:00 p.m.

Q:	What may I vote on?

A:	You may vote on (i) the election the six nominees for election to the Company’s Board of Directors and (ii) the approval and adoption of the 2006 Plan.

Q:	How does the Board of Directors recommend I vote?

A:	The Board recommends that you vote (i) FOR the election of the six nominees for election to the Board of Directors, and (ii) FOR the approval and adoption of the 2006 Plan.

Q:	What do I need to do now?

A:	After carefully reading this Proxy Statement, indicate on your enclosed proxy card how you want your shares to be voted and sign and mail the proxy promptly in the enclosed envelope. Alternatively, if you are a shareholder of record, you may vote by phone by using the control number identified on your proxy, or vote electronically by Internet in accordance with the instructions on your proxy. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Time, on May 10, 2006. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ voting instructions have been properly recorded. If you vote by phone or over the Internet you do not need to return a proxy card. You should be aware that if you vote over the internet or by phone, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. Your proxy will not be used if (i) you are a record shareholder and you revoke your proxy and attend and vote at the Annual Meeting in person or (ii) you otherwise properly revoke your proxy.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. If you intend to vote by mail, sign and return all proxy cards to ensure that all your shares are voted. If you are a record holder and intend to vote by telephone or over the Internet, you must do so in connection with the instructions on each individual proxy card you receive.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many shareholders are beneficial owners in that they hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the shareholder of record and this Proxy Statement is being sent directly to you by the Company. As a shareholder of record, you have the right to grant your proxy directly to the Company by completing, signing and returning the enclosed proxy card, or you may vote by Internet, by phone or in person at the Annual Meeting.

Beneficial Owner. If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name and this Proxy Statement is being forwarded to you by your broker or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote. Your broker or nominee will provide you with information on the procedures you must follow to instruct the record holder how to vote your shares or how to revoke previously given voting instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares in the manner you instruct, and you should follow the directions provided to you by your broker regarding how to instruct your broker to vote your shares. However, if you do not provide voting instructions to your broker, it may vote your shares in its discretion on certain “routine” matters. The election of directors is considered routine and, if you do not submit voting instructions, your broker may choose, in its discretion, to vote or not vote your shares on the nominees for director. The approval and adoption of the 2006 Plan, however, is not considered routine and your broker will not vote your shares on the 2006 Plan without your instructions.

Q:	May I change my vote after I have mailed a proxy card or voted electronically via the Internet or by telephone?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record holder of the shares, you can do this in three ways:

•	send the Company a written statement that you would like to revoke your proxy, which must be received by the Company prior to the start of voting at the Annual Meeting;

•	send the Secretary of the Company a new signed and later-dated proxy card, which must be received by the Company prior to the start of voting at the Annual Meeting, or submit later dated electronic voting instructions over the Internet or by telephone no later than 11:59 p. m. on May 10, 2006; or

•	attend the Annual Meeting and revoke your proxy in open meeting or vote in person prior to the start of voting at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy or a previous Internet or telephonic vote).

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee, and you should contact your broker or nominee to verify the required procedures to do so.

Q:	Can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend, please bring the enclosed proxy card or proof of identification. If you are a beneficial owner whose shares are not registered in your own name, you will need a signed proxy from your broker or other nominee giving you the right to vote your shares at the Annual Meeting.

Q:	How will my shares be voted if I return a blank proxy card or submit a proxy by Internet or phone without voting instructions?

A:	If you sign and send in your proxy card or submit a proxy by Internet or telephone and do not indicate how you want to vote, your proxy will be voted FOR the election of the six director nominees and FOR the approval and adoption of the 2006 Plan.

Q:	Who can answer my questions about how I can submit my proxy or vote by phone or via the Internet?

A:	If you have more questions about how to submit your proxy, please call James F. Laird, the Company’s Secretary, at (614) 255-3353.

THE ANNUAL MEETING

The Annual Meeting will be held at the office of Stonehenge Partners, Inc. located at 191 West Nationwide Boulevard, Suite 600, Columbus, Ohio 43215, on Thursday, May 11, 2006, at 3:00 p.m. The purposes of the Annual Meeting are (i) to elect six directors to serve on the Board of Directors for one-year terms; (ii) to approve and adopt the 2006 Plan; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The Company is not currently aware of any other matters that will come before the Annual Meeting.

PROCEDURAL MATTERS

Record Date

Only shareholders of record at the close of business on March 20, 2006, the record date for the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting. As of the Record Date, there were 1,765,193 of the Company’s common shares outstanding and entitled to vote at the Annual Meeting.

Proxy

Your shares will be voted by the proxies at the Annual Meeting as you direct on your signed proxy card or telephonic or Internet proxy received by the Company. If you return a signed proxy card or submit a proxy via the Internet or by telephone without voting instructions, to the extent permitted by applicable laws and regulations it will be voted (i) FOR the election of R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford as directors of the Company and (ii) FOR the approval and adoption of the 2006 Plan. The proxies will vote in their discretion on other matters that properly come before the Annual Meeting.

Revocability of Proxy

The execution and delivery of the enclosed form of proxy or the submission of voting instructions via telephone or the Internet will not affect a record shareholder’s right to attend the Annual Meeting and vote in person. Any record shareholder giving a proxy may revoke it at any time before it is exercised by (i) delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company at 375 North Front Street, Suite 300 Columbus, Ohio 43215 that is received by the Company prior to the start of voting at the Annual Meeting, or by submitting later dated voting instructions by telephone or Internet that are received by 11:59 p.m. on May 10, 2006; or (ii) by attending the Annual Meeting and revoking the proxy in open meeting or voting in person. If you hold shares beneficially, but not as record holder, you may change your vote by submitting new voting instructions to your broker or nominee, and you should review the instructions provided by your broker or nominee to determine the procedures you must follow. If you are a beneficial owner and wish to attend the Annual Meeting and vote in person, you must obtain a signed proxy from the record holder of your shares giving you the right to do so.

Quorum

The Company can conduct business at the Annual Meeting only if holders of a majority of the Company’s outstanding shares entitled to vote are present, either in person or by proxy. Abstentions and broker-non-votes will be counted in determining whether a quorum is present. In the event that a quorum is not present at the time the Annual Meeting is convened, a majority of the shares represented in person or by proxy may adjourn the Annual Meeting to a later date and time, without notice other than announcement at the Annual Meeting. At any such adjournment of the Annual Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Annual Meeting as originally called.

Voting

Each outstanding share may cast one vote on each separate matter of business properly brought before the Annual Meeting. A plurality of the votes duly cast is required for the election of directors, and the six nominees receiving the most votes will be elected. The affirmative vote of a majority of the votes cast is required to approve and adopt the 2006 Plan.

A shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to (i) the number of directors to be elected (six), multiplied by (ii) the number of shares held by the shareholder, or may distribute such shareholder’s total votes among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and the shareholder, or any other shareholder, has given notice to the Company at least forty-eight hours prior to the Annual Meeting of the intention to cumulate votes. The proxies being solicited by the Company include the discretionary authority to cumulate votes. If cumulative voting occurs at the Annual Meeting, the proxies intend to vote the shares represented by proxy in a manner to elect as many of the six director nominees as possible. Cumulative voting only applies to the election of directors; on all other matters each share has one vote.

Abstentions; Broker Non-Votes; Effect

Boxes and a designated space are provided on the form of proxy for shareholders to mark if they wish to withhold authority to vote for one or more nominees for election as a director of the Company and/or if they wish to abstain from voting on the approval and adoption of the 2006 Plan.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the self-regulatory organization of which they are members, sign and submit proxies for such shares and may vote shares on routine matters. The election of directors is considered routine. However, broker-dealers may not vote shares on non-routine matters, such as the approval and adoption of the 2006 Plan, without specific instructions from the customer who beneficially owns the shares. Therefore, if your shares are held in street name and your broker-dealer does not receive instructions on how to vote your shares, your shares may not be voted. These unvoted shares are referred to as broker “non-votes.”

Because a plurality of the votes duly cast is required for the election of directors, neither abstentions nor broker non-votes will have any impact on the election of directors. However, the affirmative vote of a majority of the votes cast at the meeting is required to approve and adopt the 2006 Plan. Abstentions are deemed to be “votes cast” and will have the effect of votes against the proposal to approve the 2006 Plan. Broker non-votes, however, are not deemed to be “votes cast” and will not be included in the tabulation of the voting results on the proposal to approve and adopt the 2006 Plan.

If you hold shares in street name, the Board of Directors encourages you to instruct your broker or other nominee as to how to vote your shares.

Solicitation; Expenses

The expenses of the solicitation of the proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, form of proxy, Proxy Statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Company. The Company will not pay electronic access charges associated with Internet or telephone voting. The officers, directors and employees of the Company may also solicit proxies in person or by telephone, facsimile or electronic mail.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and any such information or representation should not be relied upon. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

Requests for Proxy Statement and Annual Report on Form 10-KSB

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, including the Company’s audited financial statements, accompanies this Proxy Statement but is not a part of the proxy solicitation material. The Company is delivering a single copy of this Proxy Statement and the Form 10-KSB to multiple shareholders sharing an address unless the Company has received instructions from one or more of the shareholders to the contrary. The Company will promptly deliver a separate copy of the Proxy Statement or Form 10-KSB, at no charge, upon receipt of a written or oral request by a record shareholder at a shared address to which a single copy of the documents was delivered. Written or oral requests for a separate copy of the documents, or to provide instructions for delivery of documents in the future, may be directed to James F. Laird, Secretary of the Company, at the following address prior to June 2006: 375 North Front Street, Suite 300, Columbus, Ohio 43215 or (614) 255-3353. On June 1, 2006, the Company will change its office location, and after such time its new address will be 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s only class of voting securities is its common shares. The following table sets forth, as of March 20, 2006, certain information concerning share ownership and the percentage of voting power (assuming exercise of all options which are currently exercisable or that will be exercisable in the next 60 days) of (a) all persons known by the Company to own beneficially more than five percent of the Company’s outstanding shares, (b) each director and director nominee, (c) the Company’s Chief Executive Officer and Chief Financial Officer (each, a “Named Executive Officer”), and (d) all executive officers and directors of the Company, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares, which are shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Common Shares Presently Held(2)		Common Shares Which Can Be Acquired Upon Exercise of Options or Warrants Exercisable Within 60 Days	Total	Percent of Class(3)
R. H. Dillon	26,570	(4)	220,000	246,570	12.42

James F. Laird	13,678	(5)	52,500	66,178	3.64

David P. Lauer	3,477		—	3,477	**

Dr. James G. Mathias	34,422		8,000	42,422	2.39

David R. Meuse	78,695		—	78,695	4.46

Diane D. Reynolds	3,477		—	3,477	**

Donald B. Shackelford	4,397		—	4,397	**

Banc Fund V L.P. Banc Fund VI L.P. Banc Fund VII L.P.	89,200	(6)	—	89,200	5.05
208 S. LaSalle Street
Chicago, Illinois 60604

All directors and executive officers as a group (7 persons)	164,716		280,500	445,216	21.76

**	Represents ownership of less than 1% of the outstanding common shares of the Company.
(1)	Each of the Company’s officers and directors may be reached until June 1, 2006 at the Company’s address of 375 North Front Street, Suite 300, Columbus, Ohio 43215, and after June 1, 2006 at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.
(2)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all common shares reflected in the table.
(3)	The percent of class is based upon (a) the number of shares owned by the named person plus the number of shares the named person has the right to acquire upon the exercise of options or warrants exercisable within 60 days after March 20, 2006, divided by (b) the total number of shares which are issued and outstanding as of March 20, 2006 (1,765,193 shares) plus the total number of shares the named person has the right to acquire upon the exercise of options or warrants exercisable within 60 days after March 20, 2006.
(4)	Includes 6,570 shares held in the Company’s 401(k) plan, over which the Trustees of the 401(k) Plan possess the voting power and which are subject to restrictions on the power to dispose of these shares.
(5)	Includes 6,178 shares held in the Company’s 401(k) plan, over which the Trustees of the 401(k) Plan possess the voting power and which are subject to restrictions on the power to dispose of these shares.
(6)	Based on information contained in a Schedule 13 G filed by Banc Fund V L.P. (“BF V”), Banc Fund VI L.P. (“BF VI”) and Banc Fund VII L.P. (“BF VII”) filed with the Securities and Exchange Commission on January 26, 2006, in which BF V and BF VI reported beneficial ownership of 10,000 and 79,2000 shares respectively. BF V, BF VI and BF VII may all be indirectly controlled by The Banc Funds Company, L.L.C. and its controlling member, Charles Moore, who also serves as the manager of BF V, BF VI and BF VII.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors of the Company guides the Company’s strategic direction and oversees the Company’s management. Five directors were elected to the Board at the 2005 Annual Meeting of Shareholders. On May 12, 2005, the Board increased the number of directors to six, and appointed Donald B. Shackelford to fill the newly created seat. All of the Company’s directors are elected annually.

The Board of Directors is currently comprised of R. H. Dillon, David P. Lauer, Dr. James G. Mathias, David R. Meuse, Diane D. Reynolds and Donald B. Shackelford, each of whom has been nominated for reelection to the Board to hold office for terms expiring at the next annual meeting of shareholders and when their successors are duly elected and qualified. The Board has determined that, with the exception of Mr. Dillon, all of the directors are independent under the rules and standards of independence of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”). There are no family relationships among the directors or executive officers of the Company.

A proposal to reelect these six nominees will be presented to the shareholders at the Annual Meeting. The nominees receiving the highest number of votes will be elected. Information regarding the nominees, including their ages, length of service on the Board of Directors and relevant business experience for the past five years is set forth below.

R. H. Dillon, age 49, was appointed President and CEO of the Company in May 2000 and became a director of the Company in January 2001. He also serves as the Chief Investment Officer of Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company. From 1997 through 2000, Mr. Dillon was a Vice President of Loomis, Sayles & Company, an investment advisory firm. From 1993 through 1997, Mr. Dillon was President and Chief Investment Officer for Dillon Capital Management, an investment advisory firm acquired by Loomis, Sayles in 1997. Mr. Dillon received his B.S and M.A. degrees in Business Administration with a major in Finance from The Ohio State University and his M.B.A. degree from the University of Dayton. He received a C.F.A. designation from the Institute of Chartered Financial Analysts in 1982.

David P. Lauer, age 63, CPA became a director of the Company in May 2002. Mr. Lauer has been a self-employed CPA since March 2001. From June 1997 through March 2001, Mr. Lauer served as President and Chief Operating Officer of Bank One—Columbus. Prior to June 1997, Mr. Lauer was a partner with Deloitte & Touche LLP for 19 years. He serves on the board of directors of AirNet Systems, Inc., Evans Capital Corp., Huntington Bancshares, R. G. Barry Corporation, Wendy’s International, Inc. and W. W. Williams Company.

Dr. James G. Mathias, age 53, became a director of the Company in 1993. Since 1988, Dr. Mathias has been a veterinarian practicing in Tipp City, Ohio, where he owns the Tipp City Veterinary Hospital and Wellness Center. Dr. Mathias attended the University of Texas and completed his education at The Ohio State University, graduating from the College of Veterinary Medicine in 1978. He was a member of the Honor Society of Phi Zeta, a Veterinary Honor Society. Dr. Mathias is founder and President of the Dayton North Women’s Center and is a speaker on Ratite Medicine. He is also on the Veterinary Advisory Board of the Iams Company in Dayton, Ohio.

David R. Meuse, age 60, became a director of the Company in August 2000. Since 1999, Mr. Meuse has been a Principal for Stonehenge Financial Holdings, Inc. of Columbus, Ohio, where he is responsible for managing its affairs. From 1989 to 1999, Mr. Meuse was the Chairman and Chief Executive Officer of Banc One Capital Holdings Corporation (“BCHC”), the holding company for the investment banking, merchant banking, securities brokerage, investment advisory and insurance activities of Bank One Corporation, now a part of J.P. Morgan Chase. He came to BCHC in 1989 when Bank One Corporation acquired Meuse, Rinker, Chapman, Endres & Brooks, a regional investment banking firm which Mr. Meuse founded in 1981. Mr. Meuse received his B.A. in Political Science from John Carroll University and attended Cleveland Marshall College of Law at Cleveland State University, and the University of Pennsylvania, Wharton School of Finance, Securities Industry. Mr. Meuse serves on the boards of directors of the following: Bluestone Corporation, Bopp-Busch

Manufacturing Company, Central Benefits Mutual Insurance Company, Cornerstone Industrial Group, ORIX USA Corporation, The Columbus Foundation, The Columbus Partnership, Kenyon College, Project GRAD Columbus, Stonehenge Financial Holdings, Inc., Stonehenge Securities, Inc., Rigger & Stern Capital Management, LLC and Skybus Airlines, LLC.

Diane D. Reynolds, age 46, became a director of the Company in April 2001. Ms. Reynolds is of counsel with the law firm of Taft, Stettinius & Hollister LLP and focuses her practice on mergers and acquisitions, divestitures, corporate law and finance. Prior to joining Taft, Stettinius & Hollister LLP in April, 2004, Ms. Reynolds was a partner with the law firm of Benesch, Friedlander, Coplan & Aronoff, LLP and practiced with the firm for three and half years. Ms. Reynolds merged her firm, Reynolds & Farmer LLP, with Benesch in 2000. Reynolds & Farmer LLP was a corporate law firm which operated from 1998 to 2000. Prior to entering private legal practice, Ms. Reynolds was engaged in a diverse corporate practice with two Fortune 500, multinational corporations. Ms. Reynolds also serves as Vice President and General Counsel for Estate Information Services, LLC which specializes in probate financial services. She received a B.A. in economics from The Ohio State University, a J.D. from Capital University Law School and an M.B.A. from the University of Chicago.

Donald B. Shackelford, age 73, was appointed a director of the Company in May 2005. Mr. Shackelford has been the Chairman of the Board, Fifth Third Bank, Central Ohio (the successor to State Savings Bank) since 1998 and was Chairman and Chief Executive Officer of State Savings Bank from 1972 to 1998. Mr. Shackelford is also currently a director of The Progressive Corporation, and from 1976 until May 2005 served as a director of Limited Brands, Inc. Mr. Shackelford also serves on numerous private company and non-profit boards, including Granville Golf Course Company, Heads & Threads International LLC, Denison University, Lowell Group and The Affordable Housing Trust of Columbus and Franklin County.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF R. H. DILLON, DAVID P. LAUER, DR. JAMES G. MATHIAS, DAVID R. MEUSE, DIANE D. REYNOLDS AND DONALD B. SHACKELFORD AS DIRECTORS OF THE COMPANY.

BOARD AND COMMITTEE INFORMATION

The Board of Directors held a total of four meetings during the year ended December 31, 2005. The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. Each Director attended at least 75% of the aggregate of (a) the total number of Board of Directors’ meetings held during the period for which he or she has been a Director during the last fiscal year, and (b) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served during the last fiscal year.

Director Nomination Process

Given the relatively small size of the Company and its Board of Directors, the Company does not believe that a standing nominating committee is necessary. All of the Company’s directors participate in the consideration of director nominees, with nominees recommended for the Board’s selection by a majority of the Company’s independent directors. The Board has determined that, with the exception of Mr. Dillon, all of the directors are independent under the rules and independence standards of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, Inc. (“Nasdaq”). Although the Company does not have a formal charter governing the nomination of directors, it does have an explicit list of criteria that the Board uses to assess potential directors. It is the Company’s expectation that candidates for the Board of Directors will at the least possess significant skill and experience in financial services, accounting, marketing, operations, legal matters and in other areas that are important to the success of the Company.

The Board has not established a formal process for identifying and evaluating nominees due to its desire to approach the nominations process according to the composition of the Board at the time. However, the process for identifying and evaluating nominees is generally as follows: In the case of an incumbent director whose term of office is set to expire, the Board reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the Board determines whether the nominee is independent and whether the new director must be independent for the Company to remain in compliance with Nasdaq rules. Incumbent directors will be nominated for reelection or, if the Board feels a new director is necessary or desirable, it will use its network of contacts to compile a list of potential candidates. The Board then meets to discuss and consider each candidate’s qualifications, and the independent directors choose the nominees by majority vote.

The Board does not have any specific policies regarding the consideration of director candidates recommended by shareholders. The lack of policies regarding shareholder recommendations is primarily due to the Company’s lack of experience with such recommendations and the need to evaluate such recommendations on a case-by-case basis. The Company will consider shareholders recommendations for directors, and does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon the source of the recommendation. Shareholder recommendations for candidates for the Board of Directors must be directed in writing to Diamond Hill Investment Group, Inc., 375 North Front Street, Suite 300, Columbus, Ohio 43215, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person’s ownership of the Company’s common shares.

Executive Committee

The Executive Committee is authorized, when it is impractical or not in the best interest of the Company to wait until a Board of Directors meeting for approval, to take any and all actions or incur any obligations which could be taken or incurred by the full Board of Directors. The members of the Executive Committee as of December 31, 2005, were Mr. Meuse (Chairman) and Dr. Mathias. The Executive Committee did not hold any meetings during the year ended December 31, 2005.

Audit Committee

The Audit Committee engages the Company’s independent registered public accounting firm and reviews and approves the scope and results of any outside audit of the Company and the fees therefore and generally oversees auditing and accounting matters of the Company. The Audit Committee also reviews all related party transactions for potential conflicts of interest situations on an ongoing basis, and all such transactions are approved by the Audit Committee. The Audit Committee’s responsibilities are outlined further in its written charter, a copy of which was attached to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders.

The Audit Committee is comprised of Mr. Lauer, Dr. Mathias and Ms. Reynolds, each of whom qualifies as independent under the rules and standards of independence of the SEC and Nasdaq. The Board has determined that Mr. Lauer, the Chairman of the Audit Committee, qualifies as a “financial expert” as defined by applicable SEC rules and as “financially sophisticated” as defined by applicable Nasdaq rules. The Audit Committee met four times during the year ended December 31, 2005 and its report relating to the Company’s 2005 fiscal year appears below under the heading “AUDIT COMMITTEE MATTERS.”

Compensation Committee

On August 11, 2005, the Board established a Compensation Committee. The members of the committee are Mr. Lauer, Mr. Shackelford and Ms. Reynolds, each of whom is independent under Nasdaq and SEC rules, is a

“non-employee” director for purposes of SEC rules and is an “outside director” under applicable tax laws. The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board.

The Compensation Committee reviews and approves the Company’s executive compensation policy, evaluates the performance of the Company’s executive officers in light of corporate goals and objectives approved by the Compensation Committee, approves the annual salary, bonus, stock options and other benefits, direct and indirect, of the other senior executives of the Company, makes recommendations to the full Board with respect to incentive-compensation plans and equity-based plans and determines director and committee member/chair compensation for non-employee directors. The Compensation Committee also administers the Company’s equity and other incentive plans. The Compensation Committee met eight times during the 2005 fiscal year.

Director Compensation

During the 2005 fiscal year, each non-employee director of the Company was entitled to receive a fee of $500 plus travel expenses for each Board meeting attended. In December 2005, the Board approved an increase in annual director fees and, beginning in fiscal 2006, non-employee directors of the Company will receive an annual retainer of $15,000, which will be paid in shares of the Company, and additional cash retainer payments of $2,000 per quarter. The Chairman of the Board and the chairs of the Audit Committee and the Compensation Committee will each receive an additional cash payment of $500 per quarter. Directors are also eligible for participation in the Company’s 2005 Employee and Director Equity Incentive Plan.

Communications between Shareholders and the Board of Directors

Given the relatively small size of the Company and its Board of Directors, the relatively small number of record holders of the Company’s shares, and the Board’s consistent practice of being open to receiving direct communications from shareholders, the Company believes that it is not necessary to implement a formal process for shareholders to send communication to the Board. The Company’s practice is to forward any communication addressed to the Board of Directors or to individual directors to the members of the Board or the specified directors. As a result, the Company does not have a formal process for shareholders to send communications to the board of directors.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. A copy of this Code was attached to the Proxy Statement for the Company’s 2004 Annual Meeting of Shareholders, and is also filed as an exhibit to the Company’s reports filed with the SEC.

Director Attendance at Annual Meetings

The Company does not have a formal policy regarding board members’ attendance at annual meetings of shareholders, although all directors are encouraged to attend. All of the directors attended the 2005 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

The following information describes the business experience during the past five years of the Named Executive Officers and other significant employees of the Company, other than Mr. Dillon whose experience is described above under the heading “PROPOSAL 1—ELECTION OF DIRECTORS.” Each Named Executive Officer and significant employee devotes his full time efforts to the affairs of the Company, and each officer is elected annually to serve until his successor is elected and qualified, or until he resigns or is removed by the Board. There are no arrangements or understandings between the persons named below and any other person pursuant to which such officers were elected.

Named Executive Officer

James F. Laird, Jr., age 49, was appointed as Chief Financial Officer and Treasurer of the Company on December 31, 2001. In December 2001, Mr. Laird was elected President of Diamond Hill Funds and on January 1, 2003, he was appointed as Secretary of the Company. In his capacity with the Company, Mr. Laird oversees all financial and corporate aspects of the Company. Prior to joining the Company, Mr. Laird was Senior Vice President of Villanova Capital, a subsidiary of Nationwide Financial Services, Inc., from 1999-2001. He was Vice President and General Manager from 1995-1999, and Treasurer form 1987-1994, of Nationwide Advisory Services, Inc. Mr. Laird was also Vice President of Cranston Securities from 1986-1987 and worked for KPMG Peat Marwick from 1980-1986. Mr. Laird received his B.S.B.A. in accounting from The Ohio State University. He is also a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants. In addition, he holds several NASD licenses including Series 7, 24, and 63.

Significant Employees

Charles S. Bath, age 51, was hired as the Managing Director of Equities for Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company, in September 2002. Mr. Bath was a senior portfolio manager for Gartmore Global Investments, a global investment firm affiliated with Nationwide Insurance, from 1985 to September 2002, where he managed the Gartmore Total Return Fund. Mr. Bath was first employed by Nationwide Insurance as an investment professional in 1982. He received his B.S. degree in Accounting from Miami University, an M.B.A. from The Ohio State University and holds the Chartered Financial Analyst designation.

Kent K. Rinker, age 57, was hired as the Managing Director of Fixed Income for Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of the Company, in May 2002. From 1999 to 2002, Mr. Rinker was a consultant and managed private investments. From 1997 to 1999, Mr. Rinker served as the Fiduciary Representative to the Ohio Attorney General on five Ohio public pension plans with assets totaling $120 billion. From 1990 to 1997, Mr. Rinker served as Investment Broker for Laidlaw and Co. From 1981-1990, Mr. Rinker was the founding partner, and served as the Manager of Fixed Income Sales and Trading for Meuse, Rinker, Chapman, Endres & Brooks. He received his Masters degree in Finance from The Ohio State University, and a B.A. degree in Economics from Ohio Wesleyan University.

Summary Compensation Table

The following table sets forth the compensation paid or payable by the Company during the calendar years ended December 31, 2005, 2004, and 2003, to the Company’s Named Executive Officers. The Company has no other executive officers.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other ($)(1)
R. H. Dillon	2005	200,000	330,000	562,000	20,000	24,000
President and Chief Executive Officer	2004	150,000	40,000	—	—	13,500
	2003	150,000	—	—	—	13,500

James F. Laird	2005	165,750	120,000	70,250	2,500	19,890
Secretary, Treasurer and Chief Financial	2004	156,750	—	—	—	14,108
Officer	2003	147,750	—	—	—	13,928

(1)	Consists of the value of matching contributions to the person’s 401(k) account in the form of Company shares, based on the market price of the Company’s common shares on the date of contribution.

Grants of Options/Stock Appreciation Rights

The following table sets forth information regarding all stock option grants to each of the Named Executive Officers during the year ended December 31, 2005:

	Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Unexercised Options At Fiscal Year End (#)		Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration date
R. H. Dillon	20,000	(1)	27.9%	$28.10	12/20/2010
James F. Laird	2,500	(1)	3.5%	$28.10	12/20/2010

(1)	The options granted were immediately fully vested and exercisable.

2005 Aggregated Option Exercises and Option Values

The following table sets forth the value of stock options held by each of the Named Executive Officers as of the end of fiscal 2005. Neither named Executive Officer exercised stock options during 2005.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year End (#)		Value of Unexercised In The-Money Options At Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. H. Dillon	—	—	220,000	—	4,724,000	—
James F. Laird	—	—	52,500	10,000	1,310,500	260,500

(1)	Value is based on the closing price of the Company’s shares on the NASDAQ Capital Market. On December 30, 2005, which was $31.30 per share.

Employment Agreements and Change In Control Benefits

In May 2000, the Company entered into an employment agreement with Mr. Dillon, the Company’s President and Chief Executive Officer. The agreement provides for an annual salary of $150,000 plus a bonus in the form of cash, stock or other equity in the discretion of the Board of Directors. On December 20, 2005, the Board of Directors approved an increase in Mr. Dillon’s annual salary to $250,000, effective January 1, 2006, and awarded him a performance bonus for fiscal 2005 of $330,000 in cash. The agreement further provides that Mr. Dillon will receive the same benefits and employment privileges as are afforded to other executive employees. If the Company terminates Mr. Dillon’s employment without cause, he is entitled to a severance payment equal to one year’s then current base salary. If the Company terminates Mr. Dillon’s employment without cause within twenty-four months of a change in control, he is entitled to a lump sum payment equal to his aggregate compensation plus bonus for the most recently completed fiscal year, a reduction in the duration of his non-competition covenant from one year to six months, continuation of family medical coverage for one year after the date of termination (subject to Mr. Dillon being covered by a medical plan of a subsequent employer) and accelerated vesting of all qualified stock options or warrants held by him at the time of termination. The current expiration date of the agreement is May 11, 2006, although the agreement provides for automatic renewals for successive one-year periods unless either party gives 60 days’ prior notice of non-renewal. Under the automatic renewal provision of the agreement, a notice of non-renewal would have been required to have been given by March 11, 2006. The Company and Mr. Dillon are currently actively negotiating a new employment agreement and, to allow them to focus on negotiating the terms of the new agreement, on March 10, 2006, they entered into a letter agreement reducing the required prior notice from 60 days to 15 days.

In July 2001, the Company entered into an employment agreement with Mr. Laird, the Chief Financial Officer, Secretary and Treasurer of the Company, which, unless otherwise terminated, automatically renews for a one-year period. The current expiration date of this agreement is July 17, 2006, and the Company and Mr. Laird are currently actively negotiating the terms of a new employment agreement. On December 20, 2005, the Board of Directors approved an increase in Mr. Laird’s annual salary to $180,000. The agreement also provides for those benefits as are afforded to other executive employees. If the Company terminates Mr. Laird’s employment without cause, or if Mr. Laird resigns his employment for specified reasons (including a change in control), he is entitled to a severance payment equal to one year’s salary, reduced by the amount of any employment compensation earned by him elsewhere on or after the beginning of the sixth calendar month following the effective date of the termination or resignation.

PROPOSAL 2—APPROVAL AND ADOPTION OF

THE DIAMOND HILL INVESTMENT GROUP, INC.

2006 PERFORMANCE-BASED COMPENSATION PLAN

Upon recommendation by the Compensation Committee, on March 31, 2006, the Board of Directors adopted the Diamond Hill Investment Group, Inc. 2006 Performance-Based Compensation Plan (the “2006 Plan”), subject to approval by the Company’s shareholders. The following summary of the material provisions of the 2006 Plan is qualified in its entirety by reference to the specific provisions of the 2006 Plan, the full text of which is attached to this Proxy Statement as Appendix I. All capitalized terms which are not defined in this summary are defined in the 2006 Plan.

Purpose

The purpose of the 2006 Plan is to foster and promote the Company’s long-term financial success and to increase shareholder value by:

•	providing participants an opportunity to earn incentive compensation if specified objectives are met;

•	enabling the Company to attract and retain the services of outstanding persons upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent; and

•	maximizing the deduction of compensation paid to participants.

The 2006 Plan provides for the award of performance-based compensation to participants. Pursuant to the 2006 Plan, a participant must satisfy specified Performance Criteria over the course of a Performance Cycle in order to receive performance-based compensation.

The 2006 Plan is designed to take into account Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) governs the corporate tax deductibility of annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated executive officers of a public company. However, certain types of compensation such as performance-based compensation, are not subject to the $1.0 deduction limit under Section 162(m). The 2006 Plan is being submitted to the shareholders for approval in an effort to ensure that the compensation payable under the 2006 Plan will be deductible as performance-based compensation. By approving the 2006 Plan, the shareholders will also be approving, among other things, the performance measures, eligibility requirements and limits on the awards that may be made pursuant to the 2006 Plan.

Administration

The 2006 Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee must be comprised of at least three members, each of whom must be an “outside director” within the meaning of Section 162(m) and a “non-employee director” as defined by SEC Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended. No member of the Compensation Committee may receive remuneration from the Company or any Affiliate, other than compensation for services rendered as a director or except as permitted under applicable regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee has the authority to:

•	prescribe, amend and rescind rules and regulations relating to the 2006 Plan;

•	provide for conditions deemed necessary or advisable to protect the interests of the Company; and

•	interpret the 2006 Plan and supply any missing terms needed to administer the 2006 Plan.

The Compensation Committee also has the authority to determine the Performance Cycle, the amount of performance-based compensation that may be awarded to a participant for any Performance Cycle (up to the limit specified in the 2006 Plan), and the Performance Criteria that the participant must satisfy in order to receive any performance-based compensation under the 2006 Plan for any Performance Cycle.

Term

The 2006 Plan will be effective as of March 31, 2006, subject to approval by the shareholders. The 2006 Plan will expire no later than the first annual meeting of the Company’s shareholders that occurs in 2011.

Eligibility

Only those employees designated by the Compensation Committee are eligible to participate in the 2006 Plan. It is anticipated that R.H. Dillon, President and Chief Executive Officer of the Company, and James F. Laird, Chief Financial Officer, Treasurer and Secretary of the Company, will be the only employees who will participate in the 2006 Plan during the 2006 fiscal year.

The Compensation Committee will send each employee selected to participate in the 2006 Plan a Participation Agreement specifying the Performance Criteria that must be met if the employee is to receive an amount at the end of a Performance Cycle and the basis on which that amount will be calculated. If the employee fails to return the Participation Agreement within 60 days, the employee will not be eligible to receive any performance-based compensation under the 2006 Plan for the applicable Performance Cycle.

Nothing in the 2006 Plan interferes with or limits the right of the Company or any of its subsidiaries to terminate a participant’s employment at any time, and the 2006 Plan does not grant any participant a right of continued employment with the Company or its subsidiaries.

Performance Criteria

The Compensation Committee is responsible for establishing for each participant (1) the Performance Cycle; (2) the amount that each participant will receive if applicable Performance Criteria are met during the Performance Cycle; and (3) the Performance Criteria that will be applied to determine the amount payable under the 2006 Plan. The Performance Criteria must be established for each participant no more than 90 days after the beginning of the applicable Performance Cycle or the expiration of 25% of the applicable Performance Cycle, whichever is earlier. The Compensation Committee may apply different Performance Criteria to individual participants or groups of participants. Performance Criteria may be based on the results achieved by the Company and its Affiliates as a whole, separately by the Company or any of its Affiliates, or any combination of segments or divisions of the Company and its Affiliates.

The amount payable under the 2006 Plan may be stated as a specific dollar amount, a percentage of an aggregate amount allocable to all or specified groups of participants or in some other manner that can be objectively determined. The amount payable may also be stated as a target bonus if applicable Performance Criteria are met and in larger or smaller amounts if applicable Performance Criteria are exceeded or partially met.

The Performance Criteria to be applied to determine the amount due to a participant under the 2006 Plan for any Performance Cycle will be based upon (or derived from) one ore more of the following factors, as selected by the Compensation Committee:

•	operating profit margins;

•	earnings per share;

•	net income;

•	investment performance of the Company’s investment strategies;

•	operating income;

•	intrinsic value of the Company;

•	return on equity;

•	return on sales; and

•	revenue.

At the end of each Performance Cycle, the Compensation Committee will certify the extent to which each participant has or has not met his or her Performance Criteria and the amount (if any) due to each participant.

A participant’s receipt of a distribution for any Performance Cycle does not guarantee that the participant will receive a similar (or any) amount for any subsequent Performance Cycle. Also, the establishment of Performance Criteria for any Performance Cycle does not guarantee that identical or similar Performance Criteria will be established by the Compensation Committee for any subsequent Performance Cycle.

The Compensation Committee will make appropriate adjustments to reflect the effect on any Performance Criteria of any stock dividend or stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change.

Limitations on Payments

No participant may receive more than $5.0 million in performance-based compensation under the 2006 Plan during any calendar year. The Compensation Committee may reduce any amount otherwise payable to a participant for any reason (or not reason), even if the reduction is made during or after a Performance Cycle. Additionally, any amount due to a participant under the 2006 Plan will be reduced (1) to the extent required to comply with any applicable law or regulation affecting its payment or (2) at the discretion of the Compensation Committee, to discharge any liability owed to the Company by the participant.

Form and Time of Payments

Generally, the Company will distribute all amounts payable under the 2006 Plan in a lump sum no later than the 15th day of the third month beginning after the end of the Company’s fiscal year during which (or with which) the applicable Performance Cycle ends (the “Payment Date”). The distribution will be made in cash or in common shares of the Company as specified in the Participation Agreement. Any common shares earned by a participant under the 2006 Plan will be issued as “Stock Grants” under the Diamond Hill Investment Group, Inc. 2005 Employee and Director Equity Incentive Plan or any successor plan. Before distributing any amount under the 2006 Plan, the Company will withhold an amount sufficient to satisfy all applicable federal, state and local income and employment tax withholding requirements.

Retirement, Death or Disability During Performance Cycle

Subject to any contrary agreement between a participant and the Company, a participant who Retires, dies or becomes Disabled:

•	during a Performance Cycle will receive a prorated distribution at the end of the Performance Cycle which he or she Retired, died or became Disabled;

•	after the end of a Performance Cycle but before the Payment Date, will receive the full amount payable to the participant on the Payment Date.

Other Termination of Employment

Subject to any contrary agreement between a participant and the Company, a participant who terminates employment for any reason other than Retirement, death or Disability before the end of a Performance Cycle or after the end of a Performance Cycle but before the Payment Date, will forfeit all right to receive any amount under the 2006 Plan other than amounts due on account of any Performance Cycle that ended before his or her termination.

Change in Control

Subject to any contrary agreement between a participant and the Company (including a Participation Agreement), within 60 days after the completion of a Change in Control of the Company, the Company will distribute to each participant a prorated portion (based on the number of months elapsed during the Performance Cycle prior to the Change in Control) of the maximum amount that could have been earned for the Performance Cycle during which the Change in Control occurs. These payments will be made whether or not the Performance Criteria for that Performance Cycle have been met and whether or not the pending Performance Cycle has been completed.

However, if the sum of all payments made to a participant upon a Change in Control under the 2006 Plan and under all other plans, programs or agreements between the participant and the Company and any subsidiary generate a loss of deduction or an excise tax under the Code, the Company will reduce the amounts paid to the participant under the 2006 Plan so that his or her total “parachute payment” under the 2006 Plan and all other plans, programs or agreements between the participant and the Company or any subsidiary will be $1.00 less than the amount that would generate a loss of deduction and an excise tax under the Code.

Noncompetition

In order to participate in the 2006 Plan, each participant must agree that for a period of one year following the participant’s termination of employment with the Company and its Affiliates (or any other period specified in another agreement between the participant and the Company), he or she will not:

•	own, manage, control or participate in the ownership, management or control of, be an employee, officer, director, consultant or independent contractor of, or otherwise be affiliated or associated with any business entity which is a registered investment adviser;

•	employ, assist in employing or otherwise associate in the business of providing investment advice, with any present or former employee, officer or agent of the Company or its Affiliates; or

•	induce any person who is an employee, officer or agent of the Company or its Affiliates to terminate his or her employment.

Amendment, Modification and Termination

The Board of Directors or the Compensation Committee may terminate, suspend or amend the 2006 Plan at any time without shareholder approval except to the extent shareholder approval is required to satisfy the applicable requirements imposed by the Code or any securities exchange or electronic quotation system on which the Company’s securities are listed or quoted. Also, no plan amendment may (1) result in the loss of a Compensation Committee member’s status as a “non-employee director” as defined by SEC Rule 16b-3 or any successor rule or regulation; or (2) without the consent of the affected participant, adversely affect his or her ability to earn any amount for which Performance Criteria were established before the amendment, modification or termination of the 2006 Plan. However, no provision of the 2006 Plan will restrict the Company’s ability to amend the 2006 Plan or any Participation Agreement without any additional consideration to affected participants to the extent necessary to avoid penalties arising under Section 409A of the Code, even if those amendments reduce, restrict, or eliminate rights previously granted under the 2006 Plan or any Participation Agreement.

Indemnification

The Company will indemnify each member of the Board of Directors and the Compensation Committee from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with any claim, action, suit or proceeding to which he or she may be made a party or otherwise become involved by reason of any action taken or failure to act under the 2006 Plan.

Dispute Resolution

The 2006 Plan will be governed by Ohio law. Any dispute or claim arising out of the 2006 Plan will be settled by binding arbitration. If the Company refuses or fails to make a payment to a participant when due, and it is ultimately decided that the participant is entitled to the payment, the Company will pay interest on the payment for the period during which the payment was delayed.

New Plan Benefits

The exact amount of the benefits or amounts, if any, that will be allocated to or received by the Company’s eligible officers under the 2006 Plan is, within limits specified in the 2006 Plan, at the discretion of the Compensation Committee and dependent upon the future performance of the Company, and therefore cannot be determined at this time. However, the annual cash bonuses paid to the executive officers of the Company for the 2005 fiscal year and for the two prior fiscal years are set forth in the bonus column of the Summary Compensation Table of this proxy statement. In addition, information concerning the total number of common shares subject to options, warrants and rights issued by the Company pursuant to its equity compensation plans, and the number of common shares remaining available for issuance pursuant to those plans, is set forth below in the table titled “Securities Authorized for Issuance Under Equity Compensation Plans.”

Recommendation of the Board

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve and adopt the 2006 Plan. The Board of Directors recommends that shareholders vote FOR the approval and adoption of the 2006 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2005 with respect to the number of outstanding options and warrants granted to employees and directors, as well as the number of shares remaining available for future issuance under the Company’s existing equity compensation plans, including both shareholder approved and non-shareholder approved plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	362,402	$16.84	356,000
Equity compensation plans not approved by security holders(3)	200,000	8.00	—

Total	562,402	$13.70	356,000

(1)

Consists of the 1993 Non-Qualified and Incentive Stock Option Plan and Agreements for Restricted Stock and Restricted Stock Units for an aggregate of 75,000 shares of restricted stock as approved by the shareholders at the 2004 Annual Meeting of Shareholders and the 2005 Employee and Directors Equity Incentive Plan as approved by the shareholders at the 2005 Annual Meeting of Shareholders.
(2)	The 1993 Stock Option Plan expired by its terms in November 2003, and no future grants may be made under such plan.
(3)	Consists of a warrant to purchase shares of current stock of the Company issued to R. H. Dillon, Jr. on May 11, 2000. The warrant originally granted Mr. Dillon the right to purchase 1,000,000 shares of common stock at a purchase price of $1.60 per share, which terms were automatically adjusted as a result of the 1 for 5 reverse stock split in September 2001, resulting in Mr. Dillon having the right to purchase 200,000 shares of common stock at $8.00 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who beneficially own more than ten percent of the Company’s securities, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5. Executive officers, directors and persons who beneficially own more than ten percent of the Company’s securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company and a statement by these persons that no other Section 16(a) reports were required to be filed by them, other than Mr. Shackelford’s late Form 3, the Company believes that there were no reports filed late during the year ended December 31, 2005, except that Mr. Shackelford inadvertently failed to timely file a Form 3 upon his appointment to the Board on May 12, 2005. This Form 3 was filed on February 28, 2006.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Year Ended December 31, 2005

The Audit Committee in 2005 was comprised of three (3) independent directors operating under a written charter adopted by the Board of Directors. Annually, the Audit Committee engages the Company’s independent auditors. Plante & Moran, PLLC (“Plante & Moran”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2005.

Management is responsible for designing and maintaining the Company’s systems of internal controls and financial reporting processes. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing its report thereon. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

Pursuant to this responsibility, the Audit Committee met with management and throughout the year. The Audit Committee reviewed the audit plan and scope with Plante & Moran and discussed with them the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also met with Plante & Moran, without management present, to discuss the results of their audit work, their evaluation of the Company’s system of internal controls and the quality of the Company’s financial reporting.

In addition, the Audit Committee has discussed with Plante & Moran their independence from the Company and its management, including the matters in written disclosures and letters to the Company from Plante & Moran required by the Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees).

Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2005, were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements with management and Plante & Moran. Based on the Audit Committee’s discussions with management and Plante & Moran and review of Plante & Moran’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

David P. Lauer, Chairman

Dr. James G. Mathias

Diane D. Reynolds

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Resignation of Former Auditor and Engagement of New Auditor

On August 11, 2005, BKR Longanbach Giusti, LLC (“BKR”) informed the Audit Committee that it would resign as the Company’s independent registered public accounting firm effective August 12, 2005, following the completion of their review of the Company’s financial statements to be included in the Company’s Quarterly Report on Form 10-QSB for the three months ended June 30, 2005. BKR resigned due to its intention to withdraw its registration from the Public Company Accounting Oversight Board (“PCAOB”) due to a pending merger of their firm with another firm.

BKR’s reports on the Company’s financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. Further, during the fiscal years ended December 31, 2003 and 2004 and through August 12, 2005, there were no disagreements with BKR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BKR would have caused such firm to make reference thereto in connection with its reports on the Company’s financial statements for such years. During the two most recent fiscal years and through August 12, 2005, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

On November 2, 2005, the Audit Committee of the Board of Directors engaged Plante & Moran as the Company’s independent registered public accounting firm. During the Company’s fiscal years ended December 31, 2004 and 2003, and during the subsequent interim periods preceding the resignation of BKR, the Company had not consulted with Plante & Moran regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Selection of Auditor for 2006

The Audit Committee has selected Plante & Moran as the Company’s independent registered public accounting firm for the 2006 fiscal year and to audit the Company’s financial statements for the year ended December 31, 2005. A representative of Plante & Moran is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

Fees of Independent Registered Public Accounting Firms

For the years ended December 31, 2005 and 2004, the following fees were billed to the Company by Plante & Moran:

	Year Ended 12/31/2005	Year Ended 12/31/2004
Audit fees(1)	$28,250	$—
Audit-related fees	—	—
Tax fees(2)	10,125	—
All other fees	—	—

Total Plante & Moran fees	$38,375	$—

(1)	The audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, issuance of consents, and assistance with review of other documents filed with the SEC.
(2)	The tax fees for the years ended December 31, 2005 and 2004, respectively, were for services related to tax compliance, tax advice and tax planning including the preparation of tax returns and assistance with tax audits.

For the years ended December 31, 2005 and 2004, the following fees were billed to the Company by BKR:

	Year Ended 12/31/2005	Year Ended 12/31/2004
Audit fees(1)	$2,800	$27,700
Audit-related fees(2)	1,120	—
Tax fees(3)	100	5,500
All other fees	—	—

Total BKR fees	$4,020	$33,200

(1)	The audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, issuance of consents, and assistance with review of other documents filed with the SEC.
(2)	The audit related fees for the year ended December 31, 2005, were for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements, including fees for accounting research.
(3)	The tax fees for the years ended December 31, 2005 and 2004, respectively, were for services related to tax compliance, tax advice and tax planning, including the preparation of tax returns and assistance with tax audits.

It is the Audit Committee’s policy to pre-approve the services of the Company’s independent registered public accounting firm and present that approval to the Board of Directors. For the years ended December 31, 2005 and 2004, 100% of such services were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC regulations and the Company’s Code of Regulations. Should a shareholder wish to have a proposal appear in the Company’s Proxy Statement for next year’s annual meeting, under of the SEC rules, the proposal must be received by the Secretary of the Company on or before December 8, 2006, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at next year’s annual meeting but does not intend to seek the inclusion of such proposal in the Company’s Proxy Statement, such proposal must be received by the Company prior to February 21, 2007, or the Company’s management proxies will be entitled to use their discretion voting authority should such proposal be raised without any discussion of the matter in the Proxy Statement. The Company’s current address is 375 North Front Street, Suite 300, Columbus, Ohio 43215. However, effective June 1, 2006, the Company’s address will change to 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would generally permit the Company to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if the Company believes such shareholders share the same address, unless the shareholder(s) have opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces the Company’s expenses. The Company has instituted householding. If (i) you wish to receive a separate annual reports or proxy statements, either this year or in the future, or (ii) if members of your household receive multiple copies of our annual report and proxy statement and you wish to request householding, you may contact our transfer agent, Continental Stock Transfer & Trust Company at 17 Battery Place, New York, New York 10004, or write to Mr. James Laird at the Company’s current address at 375 North Front Street, Suite 300, Columbus, Ohio 43215 or, after June 1, 2006, at the Company’s new address at 325 John H. McConnell Boulevard, Suite 200, Columbus, Ohio 43215.

In addition, many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which shares of the Company are beneficially owned, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report on Form 10-KSB for the 2005 fiscal year or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

The prompt completion, execution, and delivery of your proxy card or your submission of voting instructions electronically over the Internet or by telephone will be appreciated. Whether or not you expect to attend the Annual Meeting, please complete and sign the Proxy and return it in the enclosed envelope, or vote your proxy electronically via the Internet or telephonically.

By order of the Board of Directors

/s/ James F. Laird

James F. Laird

Secretary

April 7, 2006

APPENDIX A

DIAMOND HILL INVESTMENT GROUP, INC.

2006 PERFORMANCE-BASED COMPENSATION PLAN

l. Purpose. This Plan is established effective March 31, 2006 (“Effective Date”) to foster and promote the Company’s long-term financial success and to increase shareholder value (i) by providing Participants an opportunity to earn incentive compensation if specified objectives are met, (ii) by enabling the Company to attract and retain the services of outstanding persons upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent and (iii) by maximizing the deduction of compensation paid to Participants.

2. Definitions. When used in this Plan, the following words, terms and phrases will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document. When applying these definitions, the form of any word, term or phrase will include any of its other forms.

(a)	“Act” The Securities Exchange Act of 1934, as amended.

(b)	“Affiliate” Any entity related to the Company through application of rules prescribed under Treas. Reg. §1.162-27(c)(1)(ii).

(c)	“Board” The Company’s Board of Directors or similar governing body.

(d)	“Code” The Internal Revenue Code of 1986, as amended.

(e)	“Change in Control” The occurrence of any of the following events:

(1)	Any “person” [as used in Act §§13(d) and 14(d)] becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of Company securities representing 50 percent or more of the total voting power represented by the Company’s then outstanding voting securities;

(2)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(3)	A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or

(4)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any entity related through common control to the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company, the surviving entity or any entity related through common control to the surviving entity outstanding immediately after such merger or consolidation.

(f)	“Committee” The Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons (i) each of whom is (A) an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and (B) a “non-employee” director within the meaning of Rule 16b-3 under the Act and (ii) none of whom may receive remuneration from the Company or any Affiliate in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).

(g)	“Company” Diamond Hill Investment Group, Inc., an Ohio corporation, and any successor to it.

(h)

“Disability” A Participant’s inability due to illness, accident or otherwise to perform his duties for the period of time during which benefits are payable to the Participant under the Company’s Short-Term

Disability Plan, as determined by an independent physician selected by the Committee and reasonably acceptable to the Participant (or to his or her legal representative).

(i)	“Employee” Any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code. Neither service solely as a Board member nor payment of fees for services as a Board Member will be sufficient to constitute “employment” by the Company.

(j)	“Incumbent Director” Any persons who either (i) are members of the Board as of the Effective Date or (ii) are elected or nominated for election to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of that election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of persons to the Board).

(k)	“Participant” Any Employee who has met the requirements described in Section 3.00.

(l)	“Participation Agreement” The form that the Committee and each Participant must complete within the period described in Section 3.02.

(m)	“Payment Date” The date the Committee establishes for the payment of any amount due under this Plan. The Payment Date may be no later than the 15th day of the third month beginning after the end of the calendar year or the Company’s fiscal year (whichever is later) during which or with which the applicable Performance Cycle ends.

(n)	“Performance Criteria” The business criteria listed in Section 4.01[2].

(o)	“Performance Cycle” The period over which the Committee will apply the Performance Criteria to establish the amount (if any) payable under this Plan to each Participant. No Performance Cycle may be shorter than a full calendar quarter.

(p)	“Plan” The Diamond Hill Investment Group, Inc. 2006 Performance-Based Compensation Plan.

(q)	“Retirement” Termination of a Participant’s employment at or after age 60.

(r)	“Stock” The common shares, without par value, of the Company.

3. Participation

(a)	Designation of Participants. Subject to Section 3.02, the Committee may designate any Employee to participate in this Plan. The Committee will send each Participant a Participation Agreement specifying (i) the Performance Criteria that must be met if he or she is to receive an amount at the end of the Performance Cycle and (ii) the basis on which that amount will be calculated. However, preparing and sending a Participation Agreement under this section and signing and returning a Participation Agreement as required under Section 3.02 need not be completed within the period described in Section 4.01[5].

(b)	Retroactive Loss of Eligibility. Any Employee who has been designated as a Participant must complete and return a signed Participation Agreement to the Committee within 60 days after receiving that form from the Committee. If this is not done, the Employee will not be eligible to receive any amount under this Plan and his or her eligibility will be revoked retroactively as of the beginning of the applicable Performance Cycle.

4. Administration

(a)	Performance Criteria.

(i)	For each Performance Cycle, the Committee will (A) establish the amount that each Participant will receive if applicable Performance Criteria are met and (B) develop the Performance Criterion or Performance Criteria that will be applied to determine the amount payable under the Plan. The amount payable under the Plan may be stated as a specific dollar amount, a percentage (the sum of all of which may not be larger than 100 percent) of an aggregate amount allocable to all or specified groups of Participants or in any other objectively determinable manner. Also, (C) the amount payable may be stated as a target bonus due if applicable Performance Criteria or Performance Criterion are met and in larger or smaller increments if the Performance Criteria or Performance Criterion are exceeded or partially met and (D) the amount payable may not be increased solely due to another Participant’s termination of employment or eligibility during a Performance Cycle.

(ii)	The Performance Criteria to be applied to determine the amount due under the Plan will be based upon (or derived from) one or more of the following factors:

(a)	Operating profit margins;

(b)	Earnings per share (i.e., net Income divided by a weighted average number of shares of Stock outstanding and dilutive common equivalent shares deemed outstanding);

(c)	Net income;

(d)	Investment performance of the Company’s investment strategies;

(e)	Operating Income (i.e., income from operations excluding unusual items);

(f)	Calculation of the Company’s intrinsic value;

(g)	Return on equity (i.e., net income divided by average shareholders’ equity);

(h)	Return on sales (i.e., operating income before incentive compensation divided by revenue); and

(i)	Revenue (i.e., net sales).

(iii)	Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved (A) separately by the Company or any Affiliate, (B) any combination of the Company and one or more Affiliates or (C) any combination of segments, products or divisions of the Company and one or more Affiliates.

(iv)	The Committee will make appropriate adjustments to reflect the effect on any Performance Criteria of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Performance Criteria will be made (A) to the extent the Performance Criteria are based on Stock, (B) as of the effective date of the event and (C) for the Performance Cycle in which the event occurs. Also, the Committee will make a similar adjustment to any portion of Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.

(v)	Performance Criteria will be established before the outcome is substantially certain but in no event later than the earlier of:

(a)	90 days after the beginning of the applicable Performance Cycle; or

(b)	The expiration of 25 percent of the applicable Performance Cycle.

(b)

Certification. As of the end of each Performance Cycle, the Committee will certify the extent to which each Participant has or has not met his or her Performance Criteria and the amount (if any) due to each Participant. However, regardless of any other Plan provision, during any calendar year, no Participant may receive more than $5,000,000 through this Plan. Also, no amount will be paid under this Plan (and no substitute amount will be paid under any other arrangement) if the conditions imposed by the Committee have not been met.

(c)	Administration. The Committee is responsible for administering the Plan. In addition to the duties described elsewhere in this Plan, the Committee, by majority action, may (i) prescribe, amend and rescind rules and regulations relating to the Plan, (ii) provide for conditions deemed necessary or advisable to protect the interests of the Company and (iii) interpret the Plan and supply any missing terms needed to administer the Plan. Determinations, interpretations or other actions made or taken by the Committee under the provisions of this document will be final, binding and conclusive for all purposes and upon all persons.

(d)	Reduction. Regardless of any other provision of this Plan:

(i)	The amount due under the Plan will be reduced to the extent required to comply with any applicable law or regulation affecting its payment and may be reduced, at the Committee’s discretion, to discharge any liability owed to the Company by the Participant; and

(ii)	In its sole discretion and for any reason (or for no reason), the Committee may unilaterally reduce any amount otherwise due under this Plan even if that action occurs during the Performance Cycle or after the Performance Cycle has been completed.

5. Effect of Termination of Employment During Performance Cycle; Change in Control.

(a)	Effect of Termination of Employment During Performance Cycle for Reasons Other Than Retirement, Death or Disability. Except as provided in Section 5.02 and subject to any other Plan term, employment contract or other agreement between the Company and the Participant, a Participant who terminates employment before the end of a Performance Cycle or after the end of a Performance Cycle but before the Payment Date will forfeit all right to receive any amount under this Plan other than amounts due on account of any Performance Cycle that ended before his or her termination (e.g., if the Committee has not then valued or distributed amounts earned during a Performance Cycle that ended before the Participant terminated).

(b)	Effect of Retirement, Death or Disability During Performance Cycle. Subject to any other Plan term, employment contract or other agreement between the Company and the Participant, a Participant who Retires, dies or becomes:

(i)	After the end of a Performance Cycle but before the Payment Date, will be entitled to receive the full amount otherwise payable on the Payment Date.

(ii)	During a Performance Cycle, will receive a prorated distribution at the end of the Performance Cycle during which he or she Retired, died or became Disabled. The amount of this distribution will be calculated at the end of the Performance Cycle by applying the following procedure:

(a)	As of the end of the Performance Cycle during which the affected Participant Retired, died or became Disabled, the Committee will apply the Performance Criteria to measure the portion of the amount that otherwise would have been due to the Participant had he or she not terminated. This calculation will be made in the manner described in (and subject to) Section 4.00 and will be made as if the Retired, deceased or Disabled Participant had remained actively employed throughout the Performance Cycle.

(b)	The Committee then will multiply the amount produced under Section 5.02[2][a] by a fraction, the numerator of which is the number of whole calendar months during which the Retired, deceased or Disabled Participant was actively employed during the Performance Cycle and the denominator of which is the number of whole calendar months in the Performance Cycle.

(c)	Then, the Committee will direct the Company to distribute the amount calculated in the form and at the time described in Section 6.00 to, as appropriate, the Retired or Disabled Participant or to the beneficiary of the deceased Participant.

(c)	Effect of Change in Control. Unless otherwise specified in a separate agreement between the Company and the Participant (including the Participation Agreement):

(i)	Within 60 days after the completion of a Change in Control, the Company will distribute to each Participant the maximum amount that could have been earned for the Performance Cycle during which (or ending coincident with) the Change in Control occurs, multiplied by a fraction which is the number of whole months between the beginning of that Performance Cycle and the date of the Change in Control and the denominator of which is the number of whole months included in that Performance Cycle. This distribution will be made whether or not the Performance Criteria for that Performance Cycle have been met and whether or not the pending Performance Cycle has been completed.

(ii)	Subject to any other written agreement to the contrary between the Company and the Participant which implicitly or explicitly encompasses this Plan, if the sum of the payments described in this section and those provided under all other plans, programs or agreements between the Participant and the Company or any Subsidiary generate a loss of deduction under Code §280G or an excise tax under Code §4999, the Company will reduce the amounts paid to the Participant under this Plan so that his or her total “parachute payment” as defined in Code §280G(b)(2)(A) under this and any all other plans, programs or agreements between the Participant and the Company or Subsidiary will be $1.00 less than the amount that would generate a loss of deduction under Code §280G and an excise tax under Code §4999.

(d)	Noncompetition Covenant. As a condition of participating in this Plan, each Participant agrees that for a period of one year following his or her termination of employment with the Company and all Affiliates (or any other period specified in another written agreement between the Company and the Participant addressing a similar covenant), he or she will not:

(i)	Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, officer, director, consultant, independent contractor or otherwise with, any other corporation, limited liability company, partnership, proprietorship, firm, association, or other business entity which is a registered investment adviser; provided, however, that the ownership of not more than one percent of the stock of any publicly traded corporation shall not be deemed a violation of this covenant;

(ii)	Employ, assist in employing, or otherwise associate in the business of providing investment advice, with any present or former employee, officer or agent of the Company or any Affiliate; and

(iii)	Induce any person who is an employee, officer or agent of the Company or any Affiliate to terminate said relationship.

If a Participant breaches the covenant set forth in this section, the term of the covenant will be extended by the period of the duration of such breach and the covenant.

The restrictions on competition provided in this section may be enforced by the Company and/or any successor to the Company, by an action to recover payments made under this Plan, an action for injunction, and/or an action for damages. The provisions of this section constitute an essential element of this Plan, without which the Company would not have entered into this Plan or allowed the Participant to become a Participant. Notwithstanding any other remedy available to the Company at law or at equity, the Company and the Participant agree that the Company or any successor to the Company, will have the right, at any and all times, to seek injunctive relief in order to enforce the terms and conditions of this section.

If the scope of any restriction contained in this Paragraph 8 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law, and the Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

6. Form and Time of Distribution. Subject to Section 8.04 and except as provided in Section 5.03, the amount determined by applying the procedures described in Sections 4.00 and 5.00 will be distributed in a lump sum no later than the Payment Date established by the Committee for that Performance Cycle. Also, no additional amount will be due on account of the period during the end of the applicable Performance Cycle and the payment date. The distribution will be made in cash or shares of Stock as specified in the Participation Agreement. Any shares of Stock earned under this Plan will be issued as “Stock Grants” through the Diamond Hill Investment Group, Inc. 2005 Employee and Director Equity Incentive Plan (subject to the terms and limitations imposed on Share Grants under that plan) or comparable forms of grant under any successor plan.

7. Amendment, Modification and Termination of Plan. The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by (i) applicable requirements of the Code or (ii) any securities exchange or electronic quotation system on which the Company’s securities are listed or quoted. Also, no Plan amendment may (iii) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company or (iv) without the consent of the affected Participant adversely affect his or her ability to earn any amount for which Performance Criteria were established before the amendment, modification or termination of the Plan. Nothing in this section (or any other Plan provision) will restrict the Company’s right to amend the Plan and any Participation Agreement without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Participation Agreement (or both) before those amendments.

8. Miscellaneous.

(a)	Assignability. Except as provided in Section 8.02, no Participant may transfer, alienate, pledge, hypothecate, transfer or otherwise assign his or her rights to receive a distribution under the Plan to any other person and any attempt to do so will be void.

(b)	Beneficiary Designation. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any amount under the Plan will be paid as provided in Section 5.02. Each designation must be made on a form acceptable to the Committee and will be effective only after it is delivered to the Committee. In the absence of any beneficiary designation, amounts remaining unpaid at the Participant’s death will be paid to the deceased Participant’s surviving spouse, if any, or otherwise to his or her estate. The Participant (and his or her beneficiary) and not the Company or the Committee is responsible for keeping the Committee apprised of the beneficiary’s address. Also, neither the Company nor the Committee is required to search for any beneficiary beyond sending a registered letter to the beneficiary at the latest address given to it by the Participant or beneficiary. Any amount otherwise payable to a beneficiary whom the Committee cannot locate at this address will be forfeited. However, if, within one year of the Participant’s death, the beneficiary files a claim and establishes that he or she is the deceased Participant’s beneficiary, the Committee will direct the Company to pay (and the Company will pay) any amount that was payable at the death of the Participant. However, no amount will be paid representing the time value of the delayed distribution. If this claim is not filed within one year of the Participant’s death, the amount will be forfeited irrevocably.

(c)	No Guarantee of Employment or Participation. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. Also, (i) receipt of an amount for any Performance Cycle is no guarantee that a Participant will receive a similar (or any) amount for any subsequent Performance Cycle and (ii) establishment of Performance Criteria for any Performance Cycle is no guarantee that identical or similar criteria will be established for any subsequent Performance Cycle.

(d)	Tax Withholding. Before distributing any amount under the Plan, the Company will withhold an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements imposed on the amount of any distribution under the Plan.

(e)	Indemnification. Each person who is or has been a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which such persons may be entitled under the Company’s Code of Regulations, by contract, as a matter of law or otherwise.

(f)	No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner not expressly authorized under this document.

(g)	Governing Law. The Plan, and all agreements under it, will be construed in accordance with and governed by the laws of the State of Ohio.

(h)	Resolution of Disputes.

(i)	Any controversy of claim arising out of, or relating to, this Plan will be settled by arbitration in the city of Columbus, Ohio, in accordance with the Rules of the American Arbitration Association, and judgement on the award rendered by the arbitrator or arbitrators may be entered in any court of competent jurisdiction.

(ii)	If the Company refuses or otherwise fails to make a payment when due and it is ultimately decided that the Participant is entitled to that payment, the payment will be increased to reflect an interest equivalent for the period of delay, compounded annually, equal to the prime or base lending rate used by The Huntington National Bank and in effect as of the date the payment was first due.

(iii)	The costs of arbitration will be borne solely by the person by which they are incurred.

(i)	Term of Plan. The Plan will be effective upon its adoption by the Committee, subject to approval by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the first annual meeting of shareholders occurring after the Board approves the Plan. The Plan will expire no later than the first annual meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders approve this Plan.

PROXY

Diamond Hill Investment Group, Inc.

375 North Front Street, Suite 300

Columbus, Ohio 43215

This Proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Shareholders, May 11, 2006

The undersigned hereby appoints R. H. Dillon and James F. Laird and each of them, proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Diamond Hill Investment Group, Inc. (the “Company”) to be held on May 11, 2006, or any adjournment thereof, and to vote all shares of common stock, without par value, of the Company (the “Shares”) which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof as set forth below:

This Proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made, the Shares represented by this Proxy will be voted “FOR” the election of the named nominees for directors and “FOR” the approval of the Company’s 2006 Performance Based Compensation Plan. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the Shares represented by this Proxy will be voted in the discretion of the proxies on such matters as the directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders dated April 17, 2006, the Proxy Statement furnished therewith, and the Company’s Form 10-KSB for the year ended December 31, 2005. Any proxy heretofore given to vote the Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

See Reverse Side	Please mark, sign, date and return the Proxy card promptly in the enclosed envelope, unless voting electronically.	See Reverse Side

Please mark your vote like this:  ☒

1.	Proposal to elect the nominees named

below as directors for a one year term.

Nominees:  (1) R.H. Dillon, (2) David P.

Lauer, (3) Dr. James G. Mathias, (4)

David R. Meuse, (5) Diane D. Reynolds,

Donald B. Shakelford.

☐	For ☐ Withhold
☐	For all (except Nominee(s) written

below):

2.	Proposal to approve and adopt the

Company’s 2006 Performance Based Compensation Plan.

☐	For ☐ Against ☐ Abstain

If you wish to vote electronically, please read the instructions below.

Company Number:

Proxy Number:

Account Number:

Signature

Date

Signature (if held jointly)

Date

Please sign exactly as your name or names appear hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others should give their full title. Corporations and partnerships should sign in their full name by their president or another authorized person.

Fold and Detach Here and Read the Reverse Side

Vote by Telephone or Internet

Quick*** Easy*** Immediate

Diamond Hill Investment Group, Inc.

You can now vote your shares electronically through the Internet or the telephone. This eliminates the need to return the Proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the Proxy card.

To vote your Proxy electronically

www.continentalstock.com

Have your Proxy card in hand when you access the above Web Site. You will be prompted to enter the Company number, Proxy number and account number to create an electronic ballot. Follow the prompts to vote your Shares.

To vote your Proxy by mail

Mark, sign and date your Proxy card above, detach it and return it in the postage-paid envelope provided.

To vote your Proxy by phone

1-800-293-8533

Use any touch-tone telephone to vote your Proxy. Have your Proxy card in hand when you call. You will be prompted to enter the Company number, Proxy number and account number. Follow the voting instructions to vote your shares.

Please do not return the above card if you voted electronically.